Exhibit 99.h.2.ix

Execution

Amendment No. 3

To

Transfer Agency And Related Services Agreement

This Amendment No. 3 To Transfer Agency And Related Services Agreement, dated as of November 7, 2019 (“Amendment No. 3”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and The UBS Funds (the “Trust”), on its own behalf and on behalf of each series of the Trust listed on Exhibit A to the Amended Agreement (as defined below).

Background

BNYM (under its former name, PFPC Inc.) and Trust (under its former name, The Brinson Funds) previously entered into the Transfer Agency And Related Services Agreement, made as of August 20, 2001, BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and Trust entered into the Transfer Agency And Related Services Amendment, dated as of December 31, 2009, and BNYM and Trust entered into Amendment No. 2 To Transfer Agency And Related Services Agreement, dated as of  May 30, 2018 (collectively, the “Current Agreement”).  The parties wish to amend the Current Agreement as set forth in this Amendment No. 3.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.             Modifications to Current Agreement.  The Current Agreement is hereby amended by deleting Exhibit A to the Current Agreement in its entirety and replacing it with Exhibit A attached to Amendment No. 3 between BNYM and Trust, dated November 7, 2019.

2.             Adoption of Amended Agreement by New Funds.  Each Fund that has been added to Exhibit A by virtue of this Amendment No. 3 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 3, it becomes and is a party to the Current Agreement as amended by this Amendment No. 3 (“Amended Agreement”), and (ii) it is bound by all terms and conditions of the Amended Agreement.  The term “Fund” has the same meaning in this Amendment No. 3 as it has in the Current Agreement.

3.             Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 3, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.             Governing Law.  The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 3.

5.             Entire Agreement.  This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.             Facsimile Signatures; Counterparts.     This Amendment No. 3 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same

Execution

instrument.  The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Keith A. Hallman
Name:	Keith A. Hallman
Title:	Vice President

The UBS Funds On behalf of itself and its Portfolios, each in its individual and separate capacity

By:	/s/ Nancy D. Osborn
Name:	Nancy D. Osborn
Title:	Vice President and Asst. Treasurer

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Secretary

Execution

EXHIBIT A

(Dated: November 7, 2019)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency And Related Services Agreement dated as of August 20, 2001 between BNY Mellon Investment Servicing (US) Inc. and The UBS Funds.

Portfolios	Classes

UBS DYNAMIC ALPHA FUND	A
C*
P

UBS GLOBAL ALLOCATION FUND	A
C*
P

UBS INTERNATIONAL SUSTAINABLE EQUITY FUND	A
(f/k/a UBS Global Sustainable Equity Fund	C*
and UBS International Equity Fund)	P

UBS U.S. SUSTAINABLE EQUITY FUND	A
(f/k/a UBS U.S. Large Cap Equity Fund)	C*
P

UBS U.S. SMALL CAP GROWTH FUND	A
C*
P

UBS MUNICIPAL BOND FUND	A
C*
P

UBS TOTAL RETURN BOND FUND	A
adr
C*
P

UBS EMERGING MARKETS EQUITY OPPORTUNITY FUND	P2
P**

UBS ENGAGE FOR IMPACT FUND	A***
P****

UBS SUSTAINABLE DEVELOPMENT BANK BOND FUND	A***
P****
P2***

*              C class liquidated October 12, 2018. Will not appear on future Exhibit A.

**           Services commenced January 1, 2019.

***         Services have not yet commenced. Commencement date will be provided on future Exhibit A.

****       Services commenced October 24, 2018.